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                              AMENDMENT NUMBER 9 TO
                         INVESTMENT MANAGEMENT AGREEMENT

Pursuant to the Investment Management Agreement between HARTFORD INVESTMENT FINANCIAL SERVICES, LLC (formerly known as Hartford Investment Financial Services Company) ("HIFSCO") and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), the following new series (the "Series") are hereby included in the definition of "Portfolio":

            -     The Hartford Aggressive Growth Allocation Fund

            -     The Hartford Balanced Allocation Fund

            -     The Hartford Conservative Allocation Fund

            -     The Hartford Growth Allocation Fund

            -     The Hartford Income Allocation Fund

All provisions in the Agreement shall apply to the management of the Series except as follows:

                        Advisory fees for the Series shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Series:

                                                               Annual Rate
                                                               -----------
The Hartford Aggressive Growth Allocation Fund                      0.20%

The Hartford Balanced Allocation Fund                               0.20%

The Hartford Conservative Allocation Fund                           0.20%

The Hartford Growth Allocation Fund                                 0.20%

The Hartford Income Allocation Fund                                 0.20%

This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26 day of May 2004.

HARTFORD INVESTMENT                               THE HARTFORD MUTUAL FUNDS,
FINANCIAL SERVICES, LLC                           INC.

By:  /s/ David M. Znamierowski                    By:  /s/ David M. Znamierowski
     -------------------------                         -------------------------
     David M. Znamierowski                             David M. Znamierowski
     Senior Vice President                             President